SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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// Preliminary Proxy Statement

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// Soliciting Material pursuant to Rule 14a-11(c) or Section Rule 14a-12

// Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

T. Rowe Price Blue Chip Growth Fund, Inc. 033-49581/811-7059

T. Rowe Price Equity Funds, Inc. 333-04753/811-07639

T. Rowe Price Equity Series, Inc. 033-52161/811-07143

T. Rowe Price Exchange-Traded Funds, Inc. 333-235450/811-23494

T. Rowe Price Global Funds, Inc. 033-29697/811-5833

T. Rowe Price Growth Stock Fund, Inc. 002-10780/811-579

T. Rowe Price International Funds, Inc. 002-65539/811-2958

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Important: Action Requested

Reference Number:

Re: Your investment in one or more T. Rowe Price Funds

Dear Shareholder:

T. Rowe Price opened an important proxy voting campaign on February 26, 2021, where shareholders are being asked to approve a change to certain funds as relates to these funds’ diversification status.

Voting ends May 26, 2021.

We want to make you aware of some communications related to this effort.

Voting materials and instructions were sent to shareholders on March 15, 2021, by regular mail or email, based on your preference.

We’ve partnered with Computershare Fund Services as our authorized agent for proxy voting and tabulation services.

During the voting period, you may receive a phone call from Computershare on behalf of T. Rowe Price. Computershare will be periodically calling fund shareholders to encourage participation in the voting effort.

To cast your vote and eliminate additional communications on this matter, please call the funds’ proxy solicitor, Computershare, toll free 1-866-209-6995 at your earliest convenience.  Representatives are available 10:00 a.m. - 11:00 p.m. ET, Monday - Thursday, 10:00 a.m. - 5:00 p.m. ET, Friday and 12:00 p.m. - 6:00 p.m. ET, Saturday.  You will be asked for the reference number above to locate your voting record.

By voting promptly, you help minimize the need for additional communications, including telephone calls, to solicit sufficient shareholder participation.

Thank you for belonging to the T. Rowe Price community of investors.

T. Rowe Price will never ask for sensitive personal information such as a Social Security number, a PIN, account numbers, or a password in an email.

Email: info@troweprice.com

Call: 1-800-225-5132

U.S. Mail: T. Rowe Price, Account Services, P.O. Box 17300, Baltimore, Maryland 21297-1300

T. Rowe Price has invested in safeguards to ensure your information is kept secure and confidential. Please take a moment to review the T. Rowe Price Privacy Policy.

Copyright 2020, T. Rowe Price Investment Services, Inc., Distributor. All rights reserved.

202011-1401510

Dear valued shareholder,

Attached is the proxy statement and information about the upcoming T. Rowe Price Funds shareholder meeting regarding these funds’ diversification status.

Every vote is important and helps the funds reach the vote requirement for the meeting which is scheduled for Wednesday, May 26, 2021. The Board of Trustees recommends a vote in favor of the proposal, which is described in detail in the attached proxy statement.

We would be happy to assist by answering any questions about the proposal and by recording a vote over the phone. Voting by phone is a quick way to participate and helps the T. Rowe Price Funds avoid an adjournment.

Please call toll-free 1-866-865-3843 and provide reference number ……. We are available from 9:00am until 11:00pm Eastern Time weekdays and from Noon to 6:00pm Eastern Time on Saturday.

Thank you for your time and attention to this matter. We look forward to your call.

Best regards,